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Exhibit 21.1

LIST OF SUBSIDIARIES OF GENERAL MARITIME CORPORATION

NAME OF SUBSIDIARY	JURISDICITION OF FORMATION
General Maritime Management LLC	Marshall Islands
General Maritime Management (UK) LLC	Marshall Islands
Genmar Kentucky Ltd.	Malta
Genmar Trader Ltd.	Malta
Genmar West Virginia Ltd.	Malta
GMR Administration Corp.	Marshall Islands
GMR Agamemnon LLC	Liberia
GMR Ajax LLC	Liberia
GMR Alexandra LLC	Marshall Islands
GMR Alta LLC	Liberia
GMR Argus LLC	Marshall Islands
GMR Ariston LLC	Marshall Islands
GMR Baltic LLC	Liberia
GMR Boss LLC	Marshall Islands
GMR Centaur LLC	Marshall Islands
GMR Challenger LLC	Liberia
GMR Champ LLC	Liberia
GMR Commander LLC	Liberia
GMR Constantine LLC	Liberia
GMR Endurance LLC	Liberia
GMR Gabriel LLC	Marshall Islands
GMR George LLC	Liberia
GMR Gulf LLC	Marshall Islands
GMR Harriet LLC	Liberia
GMR Hector LLC	Marshall Islands
GMR Hope LLC	Marshall Islands
GMR Horn LLC	Marshall Islands
GMR Kestrel LLC	Marshall Islands
GMR Leonidas LLC	Marshall Islands
GMR Macedon LLC	Marshall Islands
GMR Malta LLC	Marshall Islands
GMR Minotaur LLC	Liberia
GMR Nestor LLC	Marshall Islands
GMR Ocean LLC	Liberia

GMR Orion LLC	Marshall Islands
GMR Pacific LLC	Liberia
GMR Pericles LLC	Marshall Islands
GMR Phoenix LLC	Marshall Islands
GMR Princess LLC	Liberia
GMR Progress LLC	Liberia
GMR Prometheus LLC	Marshall Islands
GMR Sky LLC	Marshall Islands
GMR Spartiate LLC	Marshall Islands
GMR Spirit LLC	Liberia
GMR Spyridon LLC	Marshall Islands
GMR Star LLC	Liberia
GMR Sun LLC	Marshall Islands
GMR Transporter LLC	Marshall Islands
GMR Traveller LLC	Marshall Islands
GMR Trust LLC	Liberia
GMR Trader (Liberia) LLC	Liberia
GMR Zoe LLC	Marshall Islands
United Overseas Tankers Ltd.	Liberia

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LIST OF SUBSIDIARIES OF GENERAL MARITIME CORPORATION